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                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the incorporation by reference in the registration statement of HPSC, Inc. on Form S-8 (File Nos. 33-60077, 33-10796 and 33-6075) of our report dated March 25, 1996, on our audits of the consolidated financial statements and financial statement schedule of HPSC, Inc. as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994, and 1993, which report is incorporated by reference in this Annual Report on Form 10-K.


                                                        COOPERS & LYBRAND L.L.P.



Boston, Massachusetts
March 29, 1996